Certification

In connection with Amendment No. 1 of the Quarterly Report on Form 10-Q/A of Clenergen Corporation (the “Company”) for the quarter ended January 31, 2010 (the “Amended Form 10-Q”), I, Mark L.M. Quinn, the chief executive officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Amended Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	The information contained in the Amended Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 24, 2010	/s/ Mark L. M. Quinn
Mark L. M. Quinn